Exhibit 99.1

AMENDMENT NUMBER SIX

to the

Master Loan and Security Agreement

Dated as of December 30, 2003

between

HOMEONE FUNDING I

and

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER SIX is made this 28th day of July, 2005, between HOMEONE FUNDING I, having an address at 10700 North Freeway, Suite 1000, Houston, Texas 77037 (the “Borrower”) and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), to the Master Loan and Security Agreement, dated as of December 30, 2003, by and between the Borrower and the Lender, as amended (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrower has requested that the Lender agree to amend the Agreement to terminate the Agreement as of July 28, 2005 and, as consideration for such termination, the Borrower has agreed to pay the Lender the Termination Fee; and

WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of July 28, 2005, Section 1 of the Agreement is hereby amended by deleting the definition of Termination Date and replacing it with the following:

“Termination Date” shall mean July 28, 2005, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

SECTION 2. Effective as of July 28, 2005, Section 3.06 of the Agreement is hereby amended by deleting the first sentence of such section in its entirety and replacing it with the following:

In the event that the Borrower terminates this Loan Agreement at any time prior to March 15, 2006, the Borrower shall pay the Lender a fee equal to 1% of the Maximum Credit.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Governing Law. This Amendment Number Six shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 6. Counterparts. This Amendment Number Six may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment Number Six to be executed and delivered by their duly authorized officers as of the day and year first above written.

HOMEONE FUNDING I
(Borrower)

By: Wilmington Trust Company not in its
individual capacity but solely as Owner Trustee

		By:	/s/ Rachel L. Simpson
		Name:	Rachel L. Simpson
		Title:	Financial Services Officer

GREENWICH CAPITAL FINANCIAL
PRODUCTS. INC.
(Lender)

		By:	/s/ Jonathan Stapleton
		Name:	Jonathan Stapleton
		Title:	Vice President

Acknowledged and Accepted:

HOMEONE CREDIT CORP.
(Guarantor)

By:	/s/ Joseph N. Corona
Name:	Joseph N. Corona
Title:	President

FLEETWOOD ENTERPRISES, INC.
(Guarantor)

By:	/s/ Boyd R. Plowman
Name:	Boyd R. Plowman
Title:	Executive Vice President and CFO